Exhibit 4.2

Execution Version

DR PEPPER SNAPPLE GROUP, INC.

EIGHTH SUPPLEMENTAL INDENTURE

This Eighth Supplemental Indenture (this “Supplemental Indenture”), dated as of January 31, 2017, among BAI BRANDS LLC, a New Jersey limited liability company, 184 INNOVATIONS INC., a Delaware corporation (together, the “New Guarantors”), DR PEPPER SNAPPLE GROUP, INC., a Delaware corporation (the “Company”), each other then-existing Guarantor under the Indenture referred to below (the “Existing Guarantors”), and WELLS FARGO BANK, N.A., as trustee (in such capacity, the “Trustee”), paying agent and registrar under such Indenture.

W I T N E S S E T H:

WHEREAS, the Company, the Existing Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of December 15, 2009 (the “Base Indenture”), providing for the issuance by the Company from time to time of its debt securities to be issued in one or more series, a First Supplemental Indenture dated as of December 21, 2009 (the “First Supplemental Indenture”), a Second Supplemental Indenture dated as of January 11, 2011 (the “Second Supplemental Indenture”), a Third Supplemental Indenture dated as of November 15, 2011 (the “Third Supplemental Indenture”), a Fourth Supplemental Indenture dated as of November 20, 2012 (the “Fourth Supplemental Indenture”), a Fifth Supplemental Indenture dated as of November 9, 2015 (the “Fifth Supplemental Indenture”), a Sixth Supplemental Indenture dated as of September 16, 2016 (the “Sixth Supplemental Indenture”) and a Seventh Supplemental Indenture dated as of December 14, 2016 (the “Seventh Supplemental Indenture” and together with the First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture, Fourth Supplemental Indenture, Fifth Supplemental Indenture, Sixth Supplemental Indenture and Seventh Supplemental Indenture, collectively, the “Supplemental Indentures”);

WHEREAS, the Base Indenture, as amended and supplemented by the Supplemental Indentures is referred to herein as the “Indenture”;

WHEREAS, the Company has established the Company’s outstanding: (i) 2.60% Notes due 2019 (the “2019 Notes”) and 3.20% Notes due 2021 (the “2021 Notes”) pursuant to the Third Supplemental Indenture; (ii) 2.00% Notes due 2020 (the “2020 Notes”) and 2.70% Notes due 2022 (the “2022 Notes”) pursuant to the Fourth Supplemental Indenture; (iii) 3.40% Notes due 2025 (the “2025 Notes”) and 4.50% Notes due 2045 (the “2045 Notes”) pursuant to the Fifth Supplemental Indenture; (iv) 2.55% Notes due 2026 (the “2026 Notes”) pursuant to the Sixth Supplemental Indenture and (v) 2.53% Notes due 2021 (the “Additional 2021 Notes”), 3.13% Notes due 2023 (the “2023 Notes”), 3.43% Notes due 2027 (the “2027 Notes”) and 4.42% Notes due 2046 (the “2046 Notes,” and together with the 2019 Notes, the 2021 Notes, the 2020 Notes, the 2022 Notes, the 2025 Notes, the 2045 Notes, the 2026 Notes, the Additional 2021 Notes, the 2023 Notes and the 2027 Notes, collectively, the “Notes”) pursuant to the Seventh Supplemental Indenture;

WHEREAS, Sections 6.03 and 7.03 of the Supplemental Indentures, as applicable, provide that the Company shall cause any Subsidiary of the Company that guarantees, directly or indirectly, any Indebtedness of the Company (including any Indebtedness under any Credit Agreements) to at the same time, execute and deliver to the Trustee a supplement to the Indenture pursuant to which such Subsidiary will guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture; and

WHEREAS, pursuant to Section 9.1(11) of the Base Indenture, the Trustee, the Company, the Existing Guarantors and the New Guarantors are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder of Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

Definitions

SECTION  1.1                  Defined Terms.  As used in this Supplemental Indenture, capitalized terms defined in the Indenture or in the preamble or recitals thereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1                                 Agreement to be Bound.  The New Guarantors hereby become a party to the Indenture as Guarantors and as such shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The New Guarantors agree to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2                                 Guarantee. The New Guarantors hereby fully, unconditionally and irrevocably guarantee, as primary obligor and not merely as surety, jointly and severally with each Existing Guarantor, to each Holder of a Note and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the obligations of the Company under the Notes and the other guaranteed obligations of the Company set forth in Article 10 of the Base Indenture. The terms of each Securities Guarantee are more fully set forth in Article 10 of the Base Indenture and the New Guarantors agree to be bound by such terms.

ARTICLE III

Miscellaneous

SECTION 3.1           Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.2           Severability Clause.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.3           Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all of the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.4           Trustee Not Responsible. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company, the Existing Guarantors and the New Guarantors.

SECTION 3.5           Multiple Originals.  The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

SECTION 3.6           Headings.  The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

COMPANY:

DR PEPPER SNAPPLE GROUP, INC.

By:	/s/ Martin M. Ellen
Name:	Martin M. Ellen
Title:	Executive Vice President and Chief Financial Officer

TRUSTEE:

WELLS FARGO BANK, N.A.

By:	/s/ John C. Stohlmann
Name:	John C. Stohlmann
Title:	Vice President

NEW GUARANTORS:

BAI BRANDS LLC

By:	/s/ James L. Baldwin
Name:	James L. Baldwin
Title:	Executive Vice President & Secretary

184 INNOVATIONS INC.

By:	/s/ James L. Baldwin
Name:	James L. Baldwin
Title:	Executive Vice President & Secretary

[Signature Page to Supplemental Indenture]

EXISTING GUARANTORS:

234DP AVIATION, LLC
A & W CONCENTRATE COMPANY
AMERICAS BEVERAGES MANAGEMENT GP
AMTRANS, INC.
BERKELEY SQUARE US, INC.
BEVERAGES DELAWARE INC.
DP BEVERAGES INC.
DPS AMERICAS BEVERAGES LLC
DPS BEVERAGES, INC.
DPS FINANCE II, INC.
DPS HOLDINGS INC.
DR PEPPER/SEVEN-UP BEVERAGE SALES COMPANY
DR PEPPER/SEVEN UP MANUFACTURING COMPANY
DR PEPPER/SEVEN UP, INC.
HIGH RIDGE INVESTMENTS US, INC.
INTERNATIONAL INVESTMENTS MANAGEMENT LLC
MOTT’S GENERAL PARTNERSHIP
MOTT’S LLP
MSSI LLC
NANTUCKET ALLSERVE, INC.
NUTHATCH TRADING US, INC.
PACIFIC SNAPPLE DISTRIBUTORS, INC.
ROYAL CROWN COMPANY, INC.
SNAPPLE BEVERAGE CORP.
THE AMERICAN BOTTLING COMPANY

By:	/s/ Martin M. Ellen
Name:	Martin M. Ellen
Title:	Executive Vice President and Chief Financial Officer

SPLASH TRANSPORT, INC.

By:	/s/ Arthur Swanson
Name:	Arthur Swanson
Title:	Vice President and Assistant Secretary

[Signature Page to Supplemental Indenture]